As filed with the Securities and Exchange Commission on November 4, 2002
                                                                   Reg. No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                     Law Enforcement Associates Corporation
             (Exact name of registrant as specified in its charter)

         Nevada                                                56-2267438
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               identification No.)

               100 Hunter Place, Youngsville, North Carolina 27596 (Address of principal executive offices) (Zip Code)
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                       ADVISORY AND CONSULTING AGREEMENTS

                            2002 STOCK INCENTIVE PLAN
                              (Full title of plan)
                        --------------------------------

                             Paul Feldman, President
                                100 Hunter Place
                        Youngsville, North Carolina 27596
                     (Name and address of agent for service)

                                 (919) 554-4700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                        Proposed maximum Proposed maximum
                        Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share*           Price                 Registration fee
to be registered
----------------------- --------------------- -------------------- --------------------- --------------------

Common Stock            1,150,000                      $.51               $586,500            $53.96
($.001 par value)
----------------------- --------------------- -------------------- --------------------- --------------------

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Law Enforcement Associates Corporation on November 4, 2002.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

      The documents containing the information specified in Item 1 will be sent or given to individual consultants under such agreements between each consultant and the registrant.


Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                             Paul Feldman, President
                                100 Hunter Place
                        Youngsville, North Carolina 27596
                                 (919) 554-4700

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by Law Enforcement Associates Corporation (the "Company" or "Law Enforcement") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Company's Form 10-SB filed on July 11, 2002, Amendment No. 1 Form 10-SB filed September 23, 2002, Amendment No. 2 to Form 10-SB filed October 11, 2002 and Amendment No. 3 to Form 10-SB filed on October 22, 2002 pursuant to
Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Company's outstanding common stock, and

         (b) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of common stock registered hereunder have been sold or that deregisters all such shares of common stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         Not applicable.

Item 6. Indemnification of Directors and Officers

         Law Enforcement's Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, a director or officer of the Company shall not be personally liable to Law Enforcement or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of Law Enforcement's Articles of Incorporation, as amended, is to eliminate the right of Law Enforcement and its shareholders (through shareholders' derivative suits on behalf of Law Enforcement) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. Law Enforcement believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits on page 7.

Item 9. Undertakings

(a)      The undersigned registrant hereby undertakes::

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Youngsville, State of North Carolina, on November 1, 2002.

                                          Law Enforcement Associates Corporation


                                                 By: /s/ Paul Feldman
                                                         Paul Feldman, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                 Date
---------                                 --------------------                  ---------------

/s/Paul Feldman                           President, Treasurer                  November 1, 2002
Paul Feldman                              and Secretary

/s/Inez Neff                              Assistant Secretary                   November 1, 2002
Inez Neff

/s/John H. Carrington                     Director                              November 1, 2002
John H. Carrington

/s/Jerry M. Lamm                          Director                              November 1, 2002
Jerry Lamm


                                INDEX TO EXHIBITS



        Exhibit                                                             Sequentially
        NO.                                Description                      Numbered Pages

4.1      2002 Stock Incentive Plan

4.2      Consulting Agreement with James Gocke effective as of November 1, 2002

4.3      Consulting Agreement with David Harvey effective as of November 1, 2002

5.1      Opinion of Counsel

23.1     Consent of Baum & Company, P.A.

23.2     Consent of Counsel (included as part of Exhibit 5.1)

24.1     Power of Attorney (Contained within Signature Page)
